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                                                                   EXHIBIT 3.136

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        DURHAM I-85 LIMITED PARTNERSHIP

     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

     I.   The name of the limited partnership is DURHAM I-85 LIMITED
PARTNERSHIP.

     II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, 19801. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

     III. The name and mailing address of each general partner is as follows:

     NAME                                    MAILING ADDRESS
1815 Hotel Associates Limited Partnership    3860 West Northwest Highway,
                                             Suite 300
                                             Dallas, Texas 75220

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of DURHAM I-85 LIMITED PARTNERSHIP, as of February 16, 1996.



                                  DURHAM I-85 LIMITED PARTNERSHIP

                                  By: 1815 HOTEL ASSOCIATES LIMITED PARTNERSHIP,
                                      General Partner


                                  BY: Virtual Hospitality Inc.,
                                      its general partner


                                      By: /s/ Steven D. Jorns
                                          ----------------------------
                                          Steven D. Jorns, President